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                                                                     EXHIBIT 8.1

                                 May 14, 1999

Providian Financial Corporation
201 Mission Street
San Francisco, CA  94105

     Re:  Providian Financial Corporation
          Registration Statement on Form S-3

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed on June 3, 1998 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $2,000,000,000 aggregate principal amount of Debt Securities of Providian Financial Corporation, a Delaware corporation (the "Company"), and the Prospectus dated May 14 1999 and the Prospectus Supplement dated May 14, 1999 (the "Prospectus Supplement") in the form to be filed with the Commission pursuant to its Rule 424(b).

          We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
Based on such examination, we are of the opinion that the information set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement correctly describes certain United States federal income tax consequences of the ownership of the notes described therein of the date hereof.

          Our opinion is limited to the tax matters specifically covered under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement, and we have not been asked to address, nor have we addressed, any other tax matters.

          We hereby consent to the reference to our name and our opinion under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement and the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Orrick, Herrington & Sutcliffe LLP


                              ORRICK, HERRINGTON & SUTCLIFFE LLP